UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 21, 2006

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 21, 2006, the California Public Utilities Commission (the “California Commission”) issued a written order, dated effective February 16, 2006, approving the acquisition of PacifiCorp by MidAmerican Energy Holdings Company (“MidAmerican”). The California Commission’s order generally adopts and incorporates a stipulation entered into in October 2005 (and amended in January 2006) by PacifiCorp; MidAmerican; American Rivers; California Trout, Inc.; Hoopa Valley Tribe; Trout Unlimited; Yurok Tribe; Karuk Tribe of California; Pacific Coast Federation of Fishermen’s Associations; Institute for Fisheries Resources; Northcoast Environmental Center; Friends Of the River; Oregon Natural Resources Council; Headwaters; Klamath Forest Alliance; Waterwatch of Oregon; and the Sierra Club.

On February 22, 2006, the Washington Utilities and Transportation Commission (the “Washington Commission”) issued a written order, dated effective February 21, 2006, approving MidAmerican’s acquisition of PacifiCorp. The Washington Commission’s order adopts and incorporates a stipulation entered into in January 2006 by PacifiCorp, MidAmerican, the Public Counsel Section of the Office of the Washington Attorney General, the Washington Commission Staff, Industrial Customers of Northwest Utilities, and the Energy Project.

On February 24, 2006, the Oregon Public Utilities Commission (the “Oregon Commission”) issued a written order approving MidAmerican’s acquisition of PacifiCorp. The Oregon Commission’s order adopts and incorporates a stipulation entered into in December 2005 by PacifiCorp, MidAmerican, the Oregon Commission Staff, Citzens’ Utility Board, Industrial Customers of Northwest Utilities, Renewable Northwest Project, League of Oregon Cities, Natural Resources Defense Council, CADO/OECA, Pacific Coast Federation of Fishermen’s Associations, Sherman County, Yurok Tribe, and Hoopa Valley Tribe.

The stipulations contain a number of commitments by PacifiCorp and, in some instances, MidAmerican upon which the California Commission, Washington Commission and Oregon Commission have conditioned their respective approvals of PacifiCorp’s sale.

Consistent with the approval of PacifiCorp’s sale by the Public Service Commission of Utah (the “Utah Commission”) and the Idaho Public Utilities Commission (the “Idaho Commission”), which were described in PacifiCorp’s Current Reports on Form 8-K dated January 27, 2006 and February 13, 2006 (the “Previous Order 8-Ks”), the commitments adopted by the California Commission, Washington Commission and Oregon Commission consist of commitments applicable to all the states where PacifiCorp serves retail customers and certain commitments applicable only to the activities and operations of PacifiCorp within California, Washington and Oregon. The orders of the California Commission, Washington Commission and Oregon Commission are based generally on the same commitments approved collectively by the Utah Commission and the Idaho Commission (and disclosed in the Previous Order 8-Ks), with the exception of state-specific commitments.

While the California Commission, Washington Commission and Oregon Commission approved PacifiCorp’s sale to MidAmerican based on the commitments identified above, the California Commission, Washington Commission and Oregon Commission orders each are subject generally to the right to add commitments included in orders issued in other states where approval of the acquisition is required.

This summary of the orders of the California Commission, Washington Commission and Oregon Commission approving the acquisition of PacifiCorp by MidAmerican is qualified in its entirety by reference to the terms of such orders and commitments, which are included as exhibits hereto and incorporated by reference herein.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1 California Public Utilities Commission Decision Granting Conditional Approval of the Acquisition of PacifiCorp by MidAmerican Energy Holdings Company issued February 21, 2006.

10.2 Washington Utilities and Transportation Commission Final Order Approving and Adopting Settlement Stipulation issued February 22, 2006.

10.3 Oregon Public Utilities Commission Order Adopting Stipulation and Approving Application issued February 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
	By:	/s/ Andrew P. Haller
Date: February 27, 2006		Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary